UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2011

_____________

Manhattan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of principal executive offices)

(212) 554-4305

(Registrant's telephone number, including area code)

EXPLANATORY NOTE

On January 5, 2012, we filed a Current Report on Form 8-K, or the Original Filing, to announce that we had entered into and consummated an Exchange Transaction Agreement with Opus Point Partners, LLC and TG Therapeutics, Inc. (the “Agreement”). In connection with the Agreement, we assumed the employment agreements of Michael S. Weiss and Sean A. Power. This Amendment amends and restates Item 5.02 of the Original Filing to include a brief description of the terms and conditions of these employment agreements as required by Item 5.02(e) of Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Effective December 29, 2011, Douglas Abel, David C. Shimko and Richard Steinhart resigned from their positions on the Board of Directors of the Company. Michael McGuinness resigned both his seat as a director and as an officer of the Company, effective December 29, 2011.

(c)	(i) Effective December 29, 2011, Michael S. Weiss was appointed Executive Chairman, Interim Chief Executive Officer and President of the Company. Mr. Weiss served as a founding member of the board of directors of TG and has served as its Executive Chairman, interim President and Chief Executive Officer since June 2011. Mr. Weiss is currently the only director and the principal stockholder of TG (primarily through his interest in Opus). Mr. Weiss is co-founder and 50% owner, and has served as managing partner and principal of Opus since 2008. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) (“Keryx”) in 2004. Following the merger, Mr. Weiss remained as Chief Executive Officer of Keryx where he remained until 2009.

In connection with the appointment, the Company assumed Mr. Weiss’ employment agreement with TG, effective November 1, 2011, under which Mr. Weiss is to serve as the Company’s Executive Chairman, Interim Chief Executive Officer and President until such employment is terminated pursuant to the terms of the agreement.

(ii) Effective December 29, 2011, Sean A. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company.  Mr. Power has served as Chief Financial Officer of TG since August 2011 and currently serves as the Chief Financial Officer of Opus.  Mr. Power joined TG from Keryx, where he served as Corporate Controller from 2006 to 2011.  Prior to joining Keryx, he was with KPMG, LLP, independent certified public accountants, where he served as a senior associate. Mr. Power received a BBA in accounting from Siena College and is a member of the American Institute of Certified Public Accountants.

In connection with the appointment, the Company assumed Mr. Power’s employment agreement with TG, effective November 1, 2011, under which Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement.

(d)	On December 28, 2011, the Board of Directors of the Company appointed Michael S. Weiss to a vacant seat on the Board of Directors, effective upon the closing of the Exchange Transaction.

(e)	(i) Under the terms of his employment agreement, Michael S. Weiss will receive an annual base salary of $225,000 (which will automatically be reduced by 50% when Mr. Weiss resigns from his interim roles). Mr. Weiss will also be eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Weiss and the board each year, with a target bonus of 100% of his base salary.

The Company will also grant Mr. Weiss a number of shares of restricted common stock equal to 1.25% of the shares of Common Stock outstanding on the date of grant on a fully-diluted basis. Each of these annual grants of restricted stock will vest and become non-forfeitable as to 25% of the shares on the first anniversary of the respective date of grant, as to 25% of the shares on the second anniversary of the respective date of grant and as to 50% of the shares on the date that the “market capitalization” (as defined in the employment agreement) is $100 million greater than the market capitalization on the respective date of grant, provided that Mr. Weiss remains an employee, director and/or consultant of the Company through each vesting date.

Pursuant to his employment agreement, if Mr. Weiss’ employment is terminated by the Company without Cause (as defined therein) or if Mr. Weiss resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 1.5 times the sum of his base salary and target bonus (or 2 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 18 months (or 24 months if his employment is terminated in upon or following a change in control); (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Weiss’ employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 24 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Weiss’ employment is terminated by the Company for Cause or by Mr. Weiss without Good Reason, Mr. Weiss will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty 30 days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Weiss is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential Information, trade secrets, return of property, and invention assignment.

Mr. Weiss’ employment agreement will be filed as an exhibit to the Company’s Annual Report for the Fiscal Year Ended December 31, 2011 on Form 10-K.

(ii) Under the terms of his employment agreement, Sean A. Power will receive an annual base salary of $135,000. Mr. Power will also be eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Power and the board each year, with a target bonus of 33% of his base salary.

The Company will grant Mr. Power a number of shares of restricted common stock of the Company as determined by the CEO and board. Each of these annual grants of restricted stock will be subject to vesting terms, which will be determined at the time of grant by the CEO and board.

Pursuant to his employment agreement, if Mr. Power’s employment is terminated by the Company without Cause (as defined therein) or if Mr. Power resigns for Good Reason (as defined therein), then, in addition to his accrued obligations, if within 45 days after the date of termination, he executes and does not revoke a general release of claims and covenant not to sue, he will receive the following severance benefits: (i) a lump sum severance payment equal to 0.5 times the sum of his base salary and target bonus (or 1 times the sum of his base salary and target bonus if his employment is terminated upon or following a change in control); (ii) continuation of group health benefits for 12 months; (iii) a prorated target bonus; (iv) any shares of restricted stock outstanding on the date of his termination will become fully-vested and non-forfeitable as of his date of termination; and (v) any stock options outstanding on the date of his termination will become fully-vested and will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options).

If Mr. Power’s employment is terminated by reason of his death or disability, he will be entitled to his accrued obligations and a prorated target bonus. In addition, (i) any shares of restricted stock outstanding on the date of his termination will become fully vested and non-forfeitable as of his date of termination; and (ii) the vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of 12 months following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

If Mr. Power’s employment is terminated by the Company for Cause or by Mr. Power without Good Reason, Mr. Power will receive his accrued obligations but no additional benefits. Any shares of restricted stock outstanding on the date of his termination will be forfeited. The vested portion of any stock options outstanding on the date of his termination will remain exercisable for a period of thirty 30 days following the date of his termination (or, if earlier, the normal expiration date of such stock options), and any unvested portion of outstanding stock options will lapse as of the date of termination.

During his employment and for 12 months following the termination of his employment for any reason, Mr. Power is prohibited from engaging in any business that develops anti-CD20 monoclonal antibodies within the geographic area in which the Company does business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential Information, trade secrets, return of property, and invention assignment.

Mr. Power’s employment agreement will be filed as an exhibit to the Company’s Annual Report for the Fiscal Year Ended December 31, 2011 on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc. (Registrant)

Date: February 3, 2012	By:	/s/ Sean A. Power
Sean A. Power Chief Financial Officer, Treasurer and Secretary

-5-